Exhibit 21.1

ASPEN TECHNOLOGY, INC.
List of Subsidiaries as of June 30, 2023

State or Country
	Name of Subsidiary	of Incorporation
1	AGI Mexicana S.A. De C.V.	Mexico
2	Alias Investment LLC	Delaware
3	Apex Optimisation SRO	Czech Republic
4	Apex Optimisation Technologies B.V.	Netherlands
5	Argent & Waugh Limited	United Kingdom
6	Aspen Paradigm Holding LLC	Delaware
7	Aspen Technology (Asia) Inc.	Delaware
8	Aspen Technology Australia Pty. Ltd.	Australia
9	Aspen Technology Holdings Corporation	Delaware
10	Aspen Technology, Inc.	Delaware
11	Aspen Technology International, Inc.	Delaware
12	Aspen Technology LLC	Russia
13	Aspen Technology S.A.S.	Colombia
14	Aspen Technology S.L.	Spain
15	Aspen Technology Services Corporation	Delaware
16	AspenTech (Beijing) Ltd.	PRC
17	AspenTech (Shanghai) Co.Ltd.	PRC
18	AspenTech (Thailand) Ltd.	Thailand
19	AspenTech Africa (Pty.) Ltd.	South Africa
20	AspenTech Argentina, S.R.L.	Argentina
21	AspenTech Australia Holding Pty Ltd	Australia
22	AspenTech Canada Corporation	Canada
23	AspenTech Canada Holdings, LLC	Delaware
24	AspenTech Corporation	Delaware
25	AspenTech de Mexico S. de R.L. de C.V.	Mexico
26	AspenTech Europe BV	Netherlands
27	AspenTech Europe, SA/NV	Belgium
28	AspenTech Holding Corporation	Delaware
29	AspenTech India Private Ltd.	India
30	AspenTech Japan Co. Ltd.	Japan
31	AspenTech Ltd.	United Kingdom
32	AspenTech Norway AS	Norway
33	AspenTech Pte. Ltd.	Singapore
34	AspenTech S.r.l.	Italy
35	AspenTech Software Brasil Ltda.	Brazil
36	AspenTech Software Corporation	Delaware
37	AspenTech Solutions Sdn. Bhd.	Malaysia
38	AspenTech SRL	Romania
39	AspenTech Venezuela C.A.	Venezuela
40	CAMO Smart Software Inc.	New Jersey
41	Camo Software Japan Co Ltd	Japan
42	Inmation BNX B.V.	Netherlands
43	Inmation Lux S.a.r.l.	Luxembourg

44	Inmation UK Ltd.	United Kingdom
45	Inmation Software GmbH	Germany
46	Mnubo Solutions Inc.	Canada
47	Open Systems International Australia Pty Ltd	Australia
48	Open Systems International Europe SL	Spain
49	OSI du Canada Inc.	Canada
50	OSI Energy Automation India Private Limited	India
51	Paradigm (UK) Holding Limited	United Kingdom
52	Paradigm B.V.	Netherlands
53	Paradigm France S.A.	France
54	Paradigm Geophysical (India) Private Limited	India
55	Paradigm Geophysical (KL) Sdn. Bhd.	Malaysia
56	Paradigm Geophysical (Nigeria) Limited	Nigeria
57	Paradigm Geophysical (U.K.) Limited	United Kingdom
58	Paradigm Geophysical B.V.	Netherlands
59	Paradigm Geophysical Corp.	Delaware
60	Paradigm Geophysical de Venezuela C.A.	Venezuela
61	Paradigm Geophysical do Brasil Ltda.	Brazil
62	Paradigm Geophysical Italy SRL	Italy
63	Paradigm Geophysical Limited	Israel
64	Paradigm Geophysical Pty Ltd	Australia
65	Paradigm Geophysical S.A.	Argentina
66	Paradigm Geophysical Sdn. Bhd.	Malaysia
67	Paradigm Geophysical Spain S.L.	Spain
68	Paradigm Geoservices Canada Ltd.	Canada
69	Paradigm Geotechnology (Egypt) S.A.E.	Egypt
70	Paradigm Kazakhstan LLP	Kazakhstan
71	Paradigm Middle East FZ-LLC	UAE
72	Paradigm Technology (Beijing) Co., Ltd.	PRC
73	PT. Paradigm Geophysical Indonesia	Indonesia
74	Roxar Paradigm, E&P Software Services LLC	Russia
75	Roxar Services AS	Norway
76	Roxar Services OOO	Russia
77	Roxar Software Solutions AS	Norway
78	Roxar Technologies AS	Norway
79	Sabisu Ltd.	United Kingdom
80	The Fidelis Group, LLC	Texas